Exhibit 10.12

AMENDMENT #1 TO MANUFACTURING SERVICES AGREEMENT

This Amendment #1 (this “Amendment #1”), effective as of January 1, 2008 (the “Effective Date”), is made by and between Patheon Inc., a corporation existing under the laws of Canada, Patheon Pharmaceuticals Inc., a corporation existing under the laws of the State of Delaware (collectively, “Patheon”) and Transcept Pharmaceuticals, Inc., a corporation existing under the laws of Delaware and formerly TransOral Pharmaceuticals, Inc. (“Transcept”). Patheon and the Transcept may be referred to herein by name or as a “Party,” or collectively as the “Parties.”

BACKGROUND

WHEREAS, Patheon and Transcept entered into that certain Manufacturing Services Agreement dated October 6, 2006 (such agreement, the “Manufacturing Services Agreement”) under which Patheon undertook certain obligations to manufacture and supply Product (as defined in the Manufacturing Services Agreement) for Transcept and Transcept undertook certain payment and minimum purchase obligations with respect to such Product.

WHEREAS, the Parties now wish to amend the Manufacturing Services Agreement to reflect their mutual agreement that Patheon will not be performing any Manufacturing Services (as defined in the Manufacturing Services Agreement) or other activities with respect to the Product at Patheon’s manufacturing facility located at 111 Consumers Drive, Whitby, Ontario L1N 5Z5 (referred to in the Manufacturing Services Agreement as the “Secondary Manufacturing Site”).

NOW, THEREFORE, in consideration of the covenants and promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged by the Parties, each of the undersigned covenants and agrees as follows:

1.	All occurrences of the term “Secondary Manufacturing Site” and/or “Whitby” shall be deleted from the Manufacturing Services Agreement, including without limitation the references made to such terms in Article 1 and Sections 2.1, 2.1(a), 2.1(c), 2.1(d), 2.1(e), 2.2(a), 2.2(b), 2.2(c), 3.1, 5.4, 7.5(a), 7.5(b), 7.6, 9.3(b) and 9.3(c).

2.	Section 3.1 of the Manufacturing Services Agreement shall be amended and restated to read as follows:

“3.1	Supply of Product.

Commencing on the Commencement Date and during the term of the Agreement, Patheon shall manufacture and supply all quantities of the Product ordered by Client in the Territory pursuant to this Agreement. Subject to the Client’s rights to qualify a third party manufacturer under Section 3.6 and Client’s rights under

Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

Section 3.6 in the event of a Supply Failure (as defined in Section 3.6), commencing on the Commencement Date and during the term of this Agreement, Client shall commit to purchase its entire requirements of Product(s) for sale in the Territory from Patheon by placing orders for [***] of its requirements of Products in the Territory during any Year from the Manufacturing Site (the “Purchase Commitment”).”

3.	For clarity, (i) Patheon shall not conduct any Manufacturing Services or other activities with respect to the Product, Active Materials or Components (each as defined in the Manufacturing Services Agreement) at the Secondary Manufacturing Site; and (ii) the foregoing activities shall only be conducted at the Manufacturing Site (as defined in the Manufacturing Services Agreement).

4.	Each Party represents and warrants that: (i) it has full power and authority to enter into and perform this Amendment #1; (ii) its entering into of this Amendment #1 will not violate any right of or breach any obligation to any third party under any agreement or arrangement between such Party and such third party; and (iii) its execution, delivery and performance of this Agreement has been duly authorized by such Party.

5.	All of the covenants and agreements contained herein shall be binding upon and shall inure to the benefit of the Parties and their respective representatives, successors and assigns. Except for as specifically modified under this Amendment #1, all of the Parties’ obligations under the Manufacturing Services Agreement shall remain unchanged.

6.	Any disputes arising from this Amendment #1 shall be governed by the provisions of Article 12 of the Manufacturing Services Agreement.

7.	This Amendment #1 may be executed in counterparts, all of which, when taken together, shall constitute one and the same Amendment #1.

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[***] Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this exhibit and have been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the Parties hereto have each duly executed this Amendment #1 effective as of the Effective Date.

PATHEON INC

By:	/s/ Steve Liberty
Name:	Steve Liberty
Title:	Senior Vice President Operations Canada

PATHEON PHARMACEUTICALS INC.

By:	/s/ Francis P. McCune
Name:	Francis P. McCune
Title:	Secretary

TRANSCEPT PHARMACEUTICALS, INC.

By	/s/ Glenn A. Oclassen
Name:	Glenn A. Oclassen
Title:	CEO, President, Director

By:	/s/ Thomas P. Soloway
Name:	Thomas P. Soloway
Title:	Senior Vice President & CFO

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